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                                                                   Exhibit 10.17

                                AMENDMENT NO. 2

                                      to

                           HIGHLANDS INSURANCE GROUP
                    EMPLOYEES' RETIREMENT AND SAVINGS PLAN


          Highlands Insurance Group, Inc., a Delaware corporation, hereby amends the Highlands Insurance Group Employees' Retirement and Savings Plan, pursuant to Article XVI thereof, in the following respects.

          1. The following new subsections are added to Section 11.1, effective March 1, 2000:

          (e) A Participant who has attained age 592 may, in addition to withdrawals under (a) and (f), withdraw any or all amounts held in his Tax Deferred Savings Account. No withdrawal may be made under this subsection (e) in a Plan Year in which a withdrawal has been made under any other subsection of this Section 11.1 at an earlier date.

          (f) A Participant may withdraw not less than all of his Rollover Account at any time. No portion of a Rollover Account that is withdrawn pursuant to this subsection (f) may be recontributed to the Plan.

          2. The Appendix B annexed hereto is added to the Plan, effective July 1, 2000.

          IN WITNESS WHEREOF, Highlands Insurance Group, Inc. has caused this instrument of amendment to be executed by its officer hereunto duly authorized this ____ day of _____________________, 2000.



                              HIGHLANDS INSURANCE GROUP, INC.


                              By:_________________________________

                              Its:_________________________________